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                                                                    EXHIBIT 99.1


                                   [CREST]


                                   BERMUDA


                         CERTIFICATE OF AMALGAMATION

                        ------------------------------

I hereby in accordance with the provisions of Section 108 of the Companies Act, 1981 (hereinafter referred to as "The Act") and consequent upon the amalgamation of ARETHUSA (OFFSHORE) LIMITED AND AO ACQUISITION LIMITED effective the 29th day of April, 1996 as an amalgamated company bearing the name

                DIAMOND OFFSHORE EXPLORATION (BERMUDA) LIMITED

issue this Certificate of Amalgamation to the said amalgamated company and do certify that on the 29th day of April, 1996 DIAMOND OFFSHORE EXPLORATION (BERMUDA) LIMITED formerly ARETHUSA (OFFSHORE) LIMITED was registered by me under the provisions of Section 108 of The Act that the status of the said amalgamated company is that of an exempted company.

The memorandum of association of DIAMOND OFFSHORE EXPLORATION (BERMUDA) LIMITED formerly ARETHUSA (OFFSHORE) LIMITED shall be deemed to be the Memorandum of the Amalgamated Company and the Certificate of Amalgamation shall be deemed to be the Certificate of Incorpation of the Amalgamated Company.

Given under my hand this 29th day of April, 1996.


                                 [SIGNED]

                        for REGISTRAR OF COMPANIES



                                    [SEAL]